EXHIBIT 10.8(iii)

                                 AMENDMENT NO. 2
                                     TO THE
                           GEORGIA-PACIFIC CORPORATION
                      1995 SHAREHOLDER VALUE INCENTIVE PLAN
              (As Amended and Restated Effective December 17, 1997)


         WHEREAS, the Board of Directors (the "Board") of Georgia-Pacific Corporation (the "Corporation") originally adopted the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan effective April 1, 1995, and adopted an Amended and Restated SVIP effective December 17, 1997 (the "SVIP"), both of which were thereafter approved by the shareholders of the Corporation;

         WHEREAS, pursuant to Section 5.1 of the SVIP, the Board has retained the authority to amend the SVIP from time to time, subject to certain limitations; and

         WHEREAS, the Board deems it desirable to amend the SVIP to allow the Compensation Committee under circumstances which it deems appropriate to fully vest a Participant's Option Grants, and/or to provide for the exercise of such Option Grants prior to the 10th anniversary of the Grant Date;

         NOW, THEREFORE, the Board hereby amends the SVIP as follows effective September 30, 1999:

         1. The last paragraph of Section 3.3 of the SVIP is amended to read as follows:

                  "Vesting under subsections (a), (b) and (c) shall be conditioned upon the Committee's written certification that the performance vesting standards of this Section 3.3 have been met. Vesting of Option Grants under this Section 3.3 is subject in all cases to the restrictions/forfeiture rules in Section 3.5. Option Grants vesting pursuant to this Section 3.3 may be exercised at any time on or after the Vesting Date and prior to (in the case of Option Grants under Sections 3.1 and 3.2) the 10th anniversary of the Grant Date (not inclusive) or (in the case of Discretionary Grants) the date which is 183 days following the fifth anniversary of the Option Grant (not inclusive), provided that if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)), death or disability (as defined in Section 3.4(b)(iii)), or in accordance with the special rule set forth in Section 3.4(b)(iv) after the Vesting Date of an Option Grant and before that Option Grant has expired, the vested Option Grant may be exercised only during the 90-day period following the Participant's date of termination or, if shorter, during the remaining period before the Option Grant expires. If a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)), death or disability (as defined in Section 3.4(b)(iii)), or in accordance with the special rule set forth in Section 3.4(b)(iv) prior to the Vesting Date of an Option Grant, the Option Grant will terminate as of the Participant's termination date, and the Participant will have no further rights under that Option Grant."

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         2. The first paragraph of Section 3.4(b) of the SVIP is amended to read as follows:

                  "(b) Notwithstanding anything in Sections 3.3 or 3.5 to the contrary, if an Option Grant (other than a Discretionary Grant) is not vested pursuant to the performance-based vesting standards of subsections (a), (b) and (c) of Section 3.3 or another provision of this Plan, it will vest in the circumstances and on the date specified in paragraphs (i) through (iv) below to the extent permitted by the schedule set forth in Section 3.4(c):"

         3. Section 3.4(b) of the SVIP is amended by adding a new subsection
(iv) to read as follows:

                  "(iv) If the Participant terminates employment with the Corporation under such circumstances as may be specifically approved by resolution of the Committee, on the date of such termination of employment."

         4. The first paragraph of Section 3.4(c) of the SVIP is amended to read as follows:

                  "(c) A Participant who is entitled to special vesting in accordance with Section 3.4(b) above will vest in his/her outstanding Option Grants as of the applicable date specified in Section 3.4(b) to the extent indicated in paragraphs (i) through (vii) below:

         5. Section 3.4(c) of the SVIP is amended by adding a new subsection
(vii) to read as follows:

                  "(vii) If special vesting as described in Section 3.4(b)(iv) occurs and the Participant has an Option Grant that has not otherwise vested, 100% of that Option Grant will vest."

         6. Section 3.4(d) of the SVIP is amended to read as follows:

                  "(d) Option Grants vesting pursuant to Section 3.4(a) or 3.4(b)(iv) may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the applicable Grant Date (not inclusive). Option Grants vesting pursuant to Section 3.4(b)(i) through
         (iii) may be exercised at any time on or after the Vesting Date and prior to the 183rd day following the Vesting Date (not inclusive) or, if earlier, prior to the 10th anniversary of the applicable Grant Date (not inclusive)."

         7. This Amendment shall be effective from and after September 30, 1999. Except as hereinabove amended and modified, the SVIP as amended and restated effective December 17, 1997 shall remain in full force and effect.